AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and each Seller listed below.
RECITALS

A.	Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.	Purchaser desires to purchase the Property owned by each Seller and each Seller desires to sell the Property it owns, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:
ARTICLE 1 - Basic Information

1.1.	Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1.	Seller:
Sandstone Overland Park, LLC,
a Delaware limited liability company

Estancia Dallas, LLC,
a Delaware limited liability company

Stoneridge Nashville, LLC,
a Delaware limited liability company

Vineyards Houston, LLC
a Delaware limited liability company

1.1.2.	Purchaser:	Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership

1.1.3.	Purchase Price:	$181,700,000.00
1.1.4.	Earnest Money:
$1,500,000.00 (the "Initial Earnest Money") to be deposited in accordance with Section 3.1 below, to be increased by $1,500,000.00 (the "Additional Earnest Money") to $3,000,000.00, pursuant to Section 3.1, plus any accrued interest. $100,000.00 of the Initial Deposit has been paid directly to Seller by Buyer and shall be considered that part of the Initial Deposit referred to in Section 3.1 as the “Non-Refundable Amount”. An Additional deposit shall be made to Escrow Agent in the amount of $500,000.00 which shall be made by Buyer and held in escrow by Escrow Agent in accordance with the terms and provisions of Section 12.19 (the “Repair Escrow Funds”). If Closing occurs, Purchaser shall receive credit against the Purchase Price for the full amount of the Repair Escrow Funds.

1.1.5.	Title Company:
Terra Nova Title & Settlement Services
1725 De Sales Streets NW, Suite 401
Washington, D.C. 20036
Attention: Christopher Critcher
Telephone: (202) 331-0901
Facsimile: (202) 331-0905
E-Mail: ccritcher@tnovatitle.com
AGENT for First American Title Insurance Company

1.1.6.	Escrow Agent:
Terra Nova Title & Settlement Services
1725 DeSales Street NW, Suite 401
Washington, D.C. 20036
Attention: Christopher Critcher
Telephone: (202) 331-0901
Facsimile: (202) 331-0905
E-Mail: ccritcher@tnovatitle.com

1.1.7.	Broker:	Apartment Realty Advisors
1.1.8.	Effective Date:	The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement.

1.1.9.	Property Information Delivery Date:	July 8, 2014.
1.1.10.	Title Commitment Delivery Date:	July 8, 2014.
1.1.11.	Survey Delivery Date:	July 8, 2014.

1.1.12.	Title and Survey Review Period:	The period beginning on the Effective Date and ending on the expiration of the Inspection Period.
1.1.13.	Inspection Period:	The period beginning on the Effective Date and ending on July 28, 2014.
1.1.14.	Closing Date:	October 8, 2014.

1.1.14.	Pre-Closing Date:	October 7, 2014

1.2.	Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Title Commitment required to be delivered pursuant to Section 5.1	Seller
Premium for standard form Title Policy required to be delivered pursuant to Section 5.4	Seller
Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges
Purchaser
Costs of Survey and/or any revisions, modifications or recertifications thereto	Purchaser
Costs for UCC Searches (if requested by Purchaser)	Purchaser
Recording Fees	Purchaser
Any deed taxes, documentary stamps, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments	Purchaser
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	50% Seller; 50% Purchaser
Real Estate Sales Commission to Broker	Seller
All other closing costs, expenses, charges and fees	By Seller or Purchaser based on what is customary in location of Property

1.3.	Notice Addresses:

Purchaser:
Preferred Apartment Communities Operating Partnership, L.P.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: Jeffrey R. Sprain, General Counsel
Telephone: (770) 818-4108
Facsimile: (770) 818-4105
Email: jsprain@pacapts.com

Copy to:
Preferred Apartment Communities Operating Partnership, L.P.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: John A. Isakson, CCO
Telephone: (678) 589-7760
Facsimile: (678) 589-7771
Email: jisakson@pacapts.com

Preferred Apartment Communities Operating Partnership, L.P.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: Jeff Sherman
Telephone: (678) 589-7765
Facsimile: (678) 589-7771
Email: jsherman@pacapts.com

Stephen F. White, Esq. SFW Advisors, P.C. 1775 Woodstock Road, Suite 200 Roswell, Georgia 30075 Telephone: (678) 507-1020 Facsimile: 678) 507-1012 Email: swhite@sfwadvisors.com
Seller:
Sandstone Overland Park, LLC
Estancia Dallas, LLC
Vineyards, Houston, LLC
Stoneridge Nashville, LLC
c/o JTL AREP Investments II, LLC
9201 Ward Parkway, Suite 200
Kansas City, Missouri 64114
Attention: James E. Lippert
   Whitney Greaves
Telephone: (816) 268-1499 (James E. Lippert)
   (816) 268-1404 (Whitney Greaves)
Facsimile: (816) 756-1881
E-Mail: jlippert@cresmanagement.com
   wgreaves@cresmanagement.com

Copy to:
White Goss, a Professional Corporation
4510 Belleview Avenue, Suite 300
Kansas City, Missouri 64111
Attention: John R. Weisenfels
Telephone: (816) 502-4726
Facsimile: (816) 753-9201
E-Mail: nweisenfels@whitegoss.com

With a copy to:	Gerald R. Best, PLLC c/o Artemis Real Estate Partners 5404 Wisconsin Avenue, Suite 410 Chevy Chase, MD 20815 Attention: Jerry Best Telephone: (240) 482-8632 Facsimile: E-Mail: Jerry.Best@Artemisrep.com

1.4.	Index of Certain Additional Defined Terms:
Additional Property Information    Section 4.2
Assignment    Subsection 7.3.2
Casualty Notice    Section 6.2
CERCLA    Section 11.3
Closing    Section 7.1
Deed    Subsection 7.3.1
Due Diligence Termination Notice    Section 4.5
ERISA    Subsection 7.4.2
Hazardous Materials    Section 11.4
Improvements    Subsection 2.1.1
Independent Consideration    Section 3.2
Intangible Personal Property    Subsection 2.1.4
Land    Subsection 2.1.1
Lease Files    Subsection 4.2.1
Leases    Subsection 2.1.2
License Agreements    Subsection 2.1.5
Material Damage    Subsection 6.2.1
Operating Statements    Subsection 4.1.2
Permitted Exceptions    Section 5.3
Permitted Outside Parties    Section 4.8
Property    Section 2.1
Property Documents    Section 4.5
Property Information    Section 4.1
Real Property    Subsection 2.1.1
Rent Roll    Subsection 4.1.1
Reports    Section 4.6
Service Contracts    Subsection 2.1.4
Survey    Section 5.2
Survival Period    Section 9.3
Tangible Personal Property    Subsection 2.1.3
Taxes    Section 8.1
Tenant Receivables    Section 8.1
Title Commitment    Section 5.1
Title Policy    Section 5.4

ARTICLE 2 - Property

2.1.Subject to the terms and conditions of this Agreement each Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from each Seller, the following property (collectively, the "Property"):
2.1.1    Real Property. The land described in Exhibit A attached hereto (the "Land"), together with (i) all improvements located thereon ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property").
2.1.2    Leases. All of Seller's right, title and interest, in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases"), and all Tenant Deposits (as hereinafter defined) owned by Seller in connection therewith.
2.1.3    Tangible Personal Property. All of Seller's right, title and interest, without warranty other than Seller’s warranty against any party claiming by through or under Seller , in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation or ownership of the Real Property (collectively the "Tangible Property"), but specifically excluding any items of personal property owned by tenants at or on the Real Property, any items of personal property owned by third parties and leased to Seller and items of personal property listed on Exhibit K (collectively, the "Excluded Property").
2.1.4    Intangible Personal Property. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases or License Agreements (collectively, the "Service Contracts") (but only to the extent assignable without cost to Seller and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); any internet website and associated domain names maintained by Seller and/or any affiliate of Seller exclusively for the Property, but excluding Seller’s websites which list all properties owned by Seller or its affiliates, and telephone exchange numbers (to the extent assignable without cost to Seller) (all of the items described in this Subsection 2.1.4 collectively referred to as the "Intangible Personal Property").
2.1.5    License Agreements. All of Seller's right, title and interest in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities (including, without limitation, agreements with laundry service providers) that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "License Agreements"). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the "lessor" or "licensor" under all License Agreements, some or all of which may be non-cancelable.
ARTICLE 3 - Earnest Money

3.1.Deposit and Investment of Earnest Money. Within three (3) business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent less the Non-Refundable Amount which Purchaser has previously paid to Seller. If upon the expiration of the Inspection Period, this Agreement is still in force and effect, Purchaser shall, no later than one (1) business day after the last day of the Inspection Period, deposit the Additional Earnest Money, if any, as specified in Subsection 1.1.4 above, with Escrow Agent. The Non-Refundable Amount shall be retained by Seller if Purchaser terminates this Agreement in accordance with Section 4.5 under a right of Purchaser to so terminate. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.
3.2.Independent Consideration. The Non-Refundable Amount shall be deemed to be independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances, but shall be applied against the Purchase Price as a part of the Earnest Money at Closing.
3.3.Form; Failure to Deposit. The Earnest Money and the Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, and such failure shall not be cured within one (1) business day after the effective date of written notice of such failure by Seller to Purchaser, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.
3.4.Disposition of Earnest Money. The Earnest Money and the amount of the Repair Escrow Fund shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.5, Escrow Agent shall pay the entire Initial Earnest Money less the Non-Refundable Amount to Purchaser following receipt of the Due Diligence Termination Notice ( as defined in Section 4.5) from Purchaser notifying Seller that Purchaser is terminating this Agreement for a reason that entitles it to receive a refund of the Initial Deposit less the Non-Refundable Amount pursuant to Section 4.5. No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement for a reason that entitles Purchaser to receive a refund of the Initial Deposit less the Non-Refundable Amount prior to the expiration of the Inspection Period pursuant to Section 4.5. In the event of a termination of this Agreement by Purchaser pursuant to Section 4.5 for any other reason, Escrow Agent is authorized to deliver the Earnest Money to Seller pursuant to the terms hereof following receipt by Escrow Agent and the Seller written notice of such termination from the terminating party. If a dispute arises between Seller and Purchaser regarding which party is entitled to the Earnest Money, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposit. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.
In performing its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of its counsel or (b) in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable legal fees and disbursements, that may be imposed upon or incurred by Escrow Agent in connection with the acceptance or performance of its duties hereunder, including without limitation, any litigation arising out of this Agreement.
ARTICLE 4 - Due Diligence
4.1Due Diligence Materials To Be Delivered. Purchaser acknowledges that pursuant to four (4) separate Access Agreements dated July 8, 2014, one with each Seller (the “Access Agreements”), each Seller has delivered or made available the following documents and those documents listed on Exhibit B, to the extent such items presently exist and are in such Seller’s possession (“the Property Information”).
4.1.1    Rent Roll. A current rent roll ("Rent Roll") for the Property;
4.1.2    Financial Information. Copy of operating statements and a summary of capital expenditures pertaining to the Property for the twelve (12) months preceding the Effective Date of this Agreement or such lesser period as Seller has owned the Property ("Operating Statements");
4.1.3    Lease Form. Copy of Seller's current standard lease form;
4.1.4    Environmental Reports. Copy of any environmental reports or site assessments related to the Property prepared for the benefit of Seller;
4.1.5    Tax Statements. Copy of ad valorem tax statements relating to the Property for the current tax period;
4.1.6    Title and Survey. Copy of Seller's most current title insurance information and survey of the Property;
4.1.7    Service Contracts. A list, together with copies, of Service Contracts;
4.1.8    Personal Property. A list of the portion of the Tangible Personal Property not included within apartment units; and
4.1.9    License Agreements. A list, together with copies of any License Agreements.
4.2Due Diligence Materials To Be Made Available. To the extent such items are in Seller's possession, Seller has made available to Purchaser for Purchaser's review, at the Property, the following items and information (the "Additional Property Information") on or before the Property Information Delivery Date, and Purchaser at its expense shall have the right to make copies of same.
4.2.1    Lease Files. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect ("Lease Files");

4.2.1    Maintenance Records and Warranties. Maintenance work orders for the twelve (12) months preceding the Effective Date of this Agreement and warranties, if any, on roofs, air conditioning units, fixtures and equipment;
4.2.1    Plans and Specifications. Building plans and specifications relating to the Property; and
4.2.1    Licenses, Permits and Certificates of Occupancy. Licenses, permits and certificates of occupancy relating to the Property.
4.3Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing or earlier termination of this Agreement, Purchaser shall have access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give Seller twenty‑four (24) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's sole discretion), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to each Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of commercial general liability insurance and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to such Seller covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name each Seller as an additional insured thereunder, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.10 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with any tenant; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty‑eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.
4.4[Reserved]
4.5Due Diligence/Termination Right. Purchaser shall have through the last day of the Inspection Period in which to (i) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (ii) notify Seller of any title or survey objections as described in Section 5.3 herein, (iii) obtain all necessary internal approvals, and (iv) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before the last day of the Inspection Period. If the Due Diligence Termination Notice sent by Purchaser is either for the reason (i) Purchaser’s environmental inspections and tests conducted during the Inspection Period discloses material environmental contamination or other environmental concerns which are unacceptable to Purchaser in exercise of its good faith judgment; or (ii) Purchaser has given notice to

Seller of objections to title and survey for a Property pursuant to Section 5.3 which are material and Seller fails or refuses to cure such title and survey objections pursuant to Section 5.3 herein, Purchaser shall be entitled to the return from Escrow Agent of the Initial Deposit less the Non-Refundable Amount. In the event Purchaser sends Seller a Due Diligence Termination Notice for any other reason, Escrow Agent shall pay the Initial Deposit (less the Non-Refundable Amounts which Seller has in its possession) to Seller. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.5, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.
4.6Return of Documents and Reports. If this Agreement terminates for any reason other than Seller's default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.
4.7Service Contracts. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (i) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.7, and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.
4.8Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"); provided, however, Purchaser shall disclose only such information to a particular Permitted Outside Party as is reasonably necessary for that Permitted Outside Party to perform its role in assisting Purchaser to determine the feasibility of its acquisition of the Property, and nothing more. At any time and from time to time, within two (2) business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.8. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

4.9No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser. The provisions of this Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.
4.10Purchaser's Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (i) not disturb the tenants or materially interfere with their use of the Property pursuant to their respective Leases; (ii) not materially interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, its property manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.8 above, or except for (i) any disclosure as may be required by law to be made to any applicable governmental or quasi-governmental authorities, (ii) any information which was already in Purchaser’s possession prior to its receipt from Seller, (iii) any information which is or becomes publicly available other than as a result of a disclosure by Purchaser, or (iv) any information which is independently developed by Purchaser without reliance on the Property Documents.
4.11Purchaser's Agreement to Indemnify. Purchaser indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees actually incurred) arising out of Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.8 and 4.10; provided, however, the indemnity shall not extend to protect Seller, Seller’s negligence or wilful misconduct or from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser also indemnifies and holds Seller harmless from and against any claim or cause of action asserted by any tenant arising from Purchaser's breach of its obligation under Section 4.8 above to maintain the confidential nature of any Property Documents or other information relative to such tenant. Purchaser's obligations under this Section 4.11 shall survive the termination of this Agreement and shall survive the Closing.
4.12Environmental Studies; Seller's Right to Terminate. As additional consideration for the transaction contemplated in this Agreement, Purchaser must provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.11 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions do not aggravate any pre-existing liability of Seller.
ARTICLE 5- Title and Survey
5.1Title Commitment. Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date: (i) a current commitment for title insurance (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on a standard form commitment for the state in which the Property is located, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.
5.2New or Updated Survey. Seller shall deliver to Purchaser its existing survey in accordance with Section 4.1 hereof (the "Survey"). If Purchaser desires to have the Survey updated or re-certified, Purchaser shall advise Seller of said request and Purchaser, at its option, will either request Seller to coordinate such revisions and/or recertification for Purchaser or contact the surveyor directly and arrange for same, in either case with the costs of said revised or re-certified Survey to be allocated as set forth in Section 1.2 hereof.
5.3Title Review. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Purchaser shall have the right, on or before the expiration of the Inspection Period, to notify Seller in writing of any objections Buyer may have to title to the Property as shown in the Title Commitment or the updated Survey of the Property. If Purchaser fails to give any such objections on or prior to the expiration of the Inspection Period, all matters affecting title to and the updated Survey of the Property shown on the Title Commitment shall be deemed to be Permitted Exceptions (as hereinafter defined). If Purchaser does give notice of objections on or prior to the expiration of the Inspection Period, then Seller shall have seven (7) business days after the effective date of such objections (the “Seller Election Deadline”) to elect to cure some, all or none of Purchaser’s title and survey objections; provided, however, if such objection is to a monetary lien of an ascertainable amount created by, through or under Seller, Seller agrees to cure same from the Purchase Price at Closing (collectively, the “Removable Liens”). Seller’s failure on or before the Seller Election Deadline to notify Purchaser of which objections it elects to cure shall be deemed to be an election by Seller to cure none of Purchaser’s objections, subject to Seller’s mandatory obligation to cure the Removable Liens. If Seller elects to cure less than all of the title and survey objections (subject to Seller’s mandatory obligation to cure the Removable Liens), it shall so notify Purchaser on or before the Seller Election Deadline, and Purchaser shall have seven (7) business days after the Seller Election Deadline to elect either (A) to terminate this Agreement, whereupon all rights and obligations hereunder shall immediately terminate (other than those obligations expressly set forth in this Agreement which specifically survive such termination), or (B) to close the purchase and sale contemplated hereby, in which case all of Purchaser’s uncured title and survey objections and, subject to the last sentence of this Section 5.3, any other title matters, shall be added to and be made a part of the Permitted Exceptions. The immediately preceding sentence shall not relieve Seller of its obligation to cure the Removable Liens. If Purchaser does not so respond within seven (7) business days after the Seller Election Deadline, then Purchaser shall be deemed to have elected to terminate this Agreement, and all rights and obligations hereunder shall immediately terminate (other than obligations expressly set forth in this Agreement which specifically survive such termination). Seller shall have no obligation to cure title objections except past due real estate taxes and assessments and Removable Liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (but if requested, such consent shall not be unreasonably withheld or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable (or for which Purchaser is otherwise responsible in accordance with Section 8.1); rights of tenants under the Leases; right of tenants or licensees under License Agreements; and any rights of licensees or other third parties under any Service Contracts not terminated as of Closing. If title defects arise after the effective date of the issuance of the Title Commitment but after expiration of the Inspection Period or, if the updated Survey is received after the expiration of the Inspection Period and discloses objectionable items not shown or disclosed on the existing Survey, Purchaser shall be entitled to object thereto within five (5) business days after becoming aware of such defect, but no later than August 20, 2014, and Seller shall have a reasonable time, not to exceed five (5) days, to elect the options set forth above upon the same conditions set forth above (unless such defect was caused by the act or failure to act of Seller, in which event Seller is obligated to cure same and the same shall be deemed to be a “Removable Lien”), and the Closing Date shall be extended to the extent necessary, not to exceed ten (10) days, to provide said additional time period.
5.4Delivery of Title Policy at Closing. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an ALTA Owner’s Title Insurance Policy (06-17-06) for each Property in Tennessee and Kansas or a Texas Form T-1 Owner’s Title Insurance Policy for each Property in Texas in accordance with the respective Title Commitment, insuring Purchaser's title to the Real Property in the amount of the portion of the Purchase Price allocated to such Property, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the "Title Policy"), and provided that Purchaser is not in default hereunder, Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money less the Non-Refundable Amount shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.
ARTICLE 6 - Operations and Risk of Loss
6.1Ongoing Operations. From the Effective Date through Closing:
6.1.1    Leases, Service Contracts and License Agreements. Seller will perform its material obligations under the Leases, Service Contracts and License Agreements.
6.1.2    New Contracts. Except as provided in Subsection 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice.
6.1.3    Maintenance of Improvements; Removal of Personal Property. Subject to Sections 6.2 and 6.3, Seller shall maintain all casualty, liability and hazard insurance policies currently in force with respect to the Property, and maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

6.1.4    Leasing; License Agreements. Seller will continue to lease apartment units in the Improvements in the ordinary course of business in accordance with Seller’s current leasing guidelines. Additionally, Seller will continue to enter into License Agreements in the ordinary course of business. Notwithstanding the foregoing, Seller shall notify Purchaser of any proposed material changes in Seller’s leasing guidelines for Purchaser’s approval (such approval not to be unreasonably withheld conditioned or delayed) prior to entering into a new lease, or an amendment, modification, or renewal of an existing Lease, for an apartment unit in the Improvements.
6.2Damage. If prior to Closing a Property is damaged by fire or other casualty, the Seller thereof shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.
6.2.1    Material. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of ten (10) business days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give Purchaser the full ten (10) business day period to make such election). Upon any such termination, the Earnest Money less the Non-Refundable Amount shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not so terminate this Agreement within said ten (10) day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (A) the cost of repair or (B) the Purchase Price and a pro rata share of the rental or business loss proceeds, if any). For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in the parties’ reasonable estimation, exceeds $1,000,000.00 per Property to repair or which, in the parties’ reasonable estimation, will take longer than ninety (90) days to repair.
6.2.2    Not Material. If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement, and Seller shall repair the damage before the Closing in a manner reasonably satisfactory to Purchaser.
6.3Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten (10) day period to make such election), either: (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (i) above.

6.4Rent Ready Apartment Units. All apartment units located on the Property which have been vacated more than five (5) days prior to Closing shall be in “rent-ready” (as defined below) condition. If all such vacant apartment units are not in a rent-ready condition at Closing, Purchaser shall receive a credit against the Purchase Price of $500.00 for each such unit vacant and not rent-ready. A “rent-ready” unit shall mean a unit that is freshly painted, carpeting that is cleaned or replaced, as necessary, and working appliances and fixtures.
ARTICLE 7 - Closing
7.1Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date in escrow through Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.
7.2Conditions to Parties' Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:
7.2.1    Representations and Warranties. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;
7.2.2    Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing;
7.2.3    Actions, Suits, etc. The other party shall not be a party to or the subject of any pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, that would materially and adversely affect the other party's ability to perform its obligations under this Agreement; and
7.2.4    Performance of Obligations. The parties shall have performed all of the obligations and covenants undertaken by the parties in this Agreement to be performed by the parties, respectively, at or prior to the Closing.
7.2.5    Defeasance. Purchaser acknowledges that Seller shall defease its existing financing secured by the Property. Purchaser agrees to cooperate with Seller in undertaking such defeasance, at no cost or expense to Purchaser. Purchaser shall use commercially reasonable efforts to have its lender cooperate with Seller to effectuate the defeasance closing process (including having its lender fund the new loan proceeds into escrow with the Escrow Agent no later than 2:00 PM (New York time) on a date which is no later than one (1) Business Day prior to the recording of the documents). If Seller is unable to defease its existing financing on or before October 14, 2014 and Purchaser has complied with its obligations under this Agreement, Purchaser may terminate this Agreement in which event the Earnest money less the Non Refundable Amount shall be returned to Purchaser and Seller shall pay Purchaser’s third party expenses as provided in and as limited by Section 10.2.
So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event the party benefiting from the condition elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of the condition, said party shall be deemed to have waived the condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.
7.3Seller's Deliveries in Escrow. On the Pre-Closing Date, Seller shall deliver in escrow to Escrow Agent the following:
7.3.1    Deed. A special warranty or other limited warranty deed (as Seller’s local counsel or the Title Company shall advise) warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the property is located and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (the "Deed");
7.3.2    Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit D attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without warranty except as otherwise set forth herein, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;
7.3.3    Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;
7.3.4    FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;
7.3.5    Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;
7.3.6    Tenant Deposits. All Tenant Deposits (including, without limitation, security, pet, cleaning and other deposits) held by Seller shall be paid over to Purchaser, together with any and all interest accrued thereon, or credited to Purchaser in accordance with the terms of Section 8.4;
7.3.7    1099 Reporting Affidavit. Seller shall deliver any affidavit necessary to complete the 1099 Filing required under the Internal Revenue Code;
7.3.8    Seller’s Certificate. A duly executed and acknowledged certificate in a form attached hereto as Exhibit E and made a part hereof executed by an authorized representative of Seller indicating that all of Seller’s representations and warranties made in this Agreement are true and correct as of the Closing Date as if then made;
7.3.9    Authority and Owner’s Affidavit. The form owner’s affidavit for each Property set forth in Exhibit M.

7.3.10        Revised Rent Roll. A certified rent roll for the Property current as of the business day immediately prior to the Closing Date and stating the amount of all of the Tenant Deposits held by Seller under each Lease (the “Revised Rent Roll”), with such Certification being in the form attached hereto as Exhibit F and made a part hereof;
7.3.11    Property Management Agreement. A copy of the document or agreement terminating Seller’s current management agreement for the Property; and
7.3.12    Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).
7.4Purchaser's Deliveries in Escrow. On the Pre-Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:
7.4.1    Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;
7.4.2    ERISA Letter. A letter to Seller in the form of Exhibit G attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;
7.4.3    Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and
7.4.4    Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).
7.5Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.
7.6Purchase Price. At or before 2:00 PM Eastern time on the Pre-Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money and the Amount of the Repair Escrow Fund that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary. Seller and Purchaser agree to accommodate reasonable extensions of time for the Closing Date required by Seller’s lender or Purchaser’s lender in order to accomplish defeasance of Seller’s loan and Closing, which in no event will extend beyond October 14, 2014. In the event either Seller or Purchaser elects to extend the Closing Date as herein provided, the party so electing (the "Extending Party") shall be responsible for paying the other party's per diem interest cost with respect to its loan caused by the Extending Party's extension of the original Closing Date.
7.7Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject to the Permitted Exceptions.
7.8Delivery of Books and Records. After the Closing, Seller or Seller's property manager shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control: Lease Files; License Agreements; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.
7.9Notice to Tenants. Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.
ARTICLE 8 - Prorations, Deposits, Commissions
8.1.Prorations. At Closing, the following items shall be prorated as of the date of Closing, with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: rents, fees and other monetary obligations payable by tenants under Leases or licensees under License Agreements (collectively, "Tenant Receivables") and other income that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections and allocations:
8.1.1    Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on the most current assessed value of the Property multiplied by the current mill levy established by the county and state where the Property is located. Seller shall be responsible for payment of all Taxes for years prior to the year in which Closing occurs. As long as the due date for payment of Taxes occurs after the Closing Date, Taxes are paid in arrears and Purchaser has been credited with Seller’s pro rata share of Taxes for the year in which Closing occurs, Purchaser shall be responsible for payment of Taxes for the year in which Closing occurs and thereafter. If Seller is required to pay Taxes prior to the Closing Date of the year in which Closing occurs, Seller shall be credited with Purchaser’s pro rata share of the Taxes at Closing. If Seller files (or has previously filed) such an action affecting any tax year prior to the year of Closing, any tax savings or refunds resulting from such action shall be solely the property of Seller. If either Seller or Purchaser should file an action for an adjustment of Taxes affecting the tax year in which the Closing occurs, and if as a result thereof Taxes for said tax year are reduced, then any tax savings or refunds and the third party costs incurred to achieve the tax savings or refunds shall be prorated between Seller and Purchaser effective as of the Closing Date. The provisions of this Subsection 8.1.1 shall survive the Closing.

8.1.2    Utilities. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.
8.1.3    Tenant Receivables. Tenant Receivables and other income from the Property not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing but shall be apportioned after Closing on the basis of the period for which same are applicable, as follows: All Tenant Receivables and other income collected after Closing which are collected in the month in which Closing occurs shall be allocated (i) first, to Tenant Receivables and/or other income due for the month during which the Closing occurs (and shall be allocated between Seller and Purchaser as if same had been prorated at Closing), (ii) second, to Tenant Receivables and/or other income due for other periods of time after Closing, and (iii) finally, to Tenant Receivables and/or other income due for any periods of time before Closing. All Tenant Receivables and other income collected after the month in which Closing occurs shall be allocated (i) first, to Tenant Receivables and/or other income due for periods of time after Closing, (ii) second, to Tenant Receivables and/or other income due for the month in which Closing occurs (and shall be allocated between Seller and Purchaser as if the same had been prorated at Closing), and (iii) finally, to Tenant Receivables and other income due for periods of time before Closing. In the event Purchaser receives Tenant Receivables or other income after Closing to which Seller is entitled as provided above, Purchaser agrees to hold said funds in trust for Seller and to promptly remit said funds to Seller. Seller shall have the right to pursue the collection of delinquent Tenant Receivables and other delinquent income from the Property for a period of six (6) months after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided that Seller shall have no right to cause the eviction of, and Purchaser shall have no obligation to evict, any tenants owing delinquent rentals. In the event Seller receives Tenant Receivables or other income after Closing to which Purchaser is entitled as provided above, Seller agrees to promptly remit said funds to Purchaser. The provisions of this Subsection 8.1.3 shall survive the Closing.
8.2.Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.
8.3.Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing but in any event by the end of the calendar year in which Closing occurs. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations of this Section 8.3 shall survive the Closing.
8.4.Tenant Deposits. All tenant and licensee security deposits the “Tenant Deposits”) collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to the Tenant Deposits but only to the extent they are credited or transferred to Purchaser. Any and all deposits, bonuses or similar payments by any licensees under the License Agreements or any vendors under the Service Contracts shall be retained from Seller and not prorated or credited to Purchaser at Closing.
8.5.Commissions. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Other than as stated above in this Section 8.5, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) actually incurred arising as a result of such claims and shall survive the Closing.
8.6.Leasing Commissions. Seller shall be responsible for any third party leasing commissions due under the Leases for Leases which commence prior to the Closing Date. Purchaser shall be responsible for any third party leasing commissions under the Leases for Leases commencing on or after the Closing Date. Purchaser shall have no responsibility for payment of any leasing commissions due Seller’s property manager or its employees.
ARTICLE 9 - Representations and Warranties
9.1Seller's Representations and Warranties. Each Seller hereby represents and warrants to Purchaser as of the Effective Date and as of the Closing Date as follows, subject to those matters disclosed in the Property Information and the Permitted Exceptions:
9.1.1    Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
9.1.2    Conflicts and Pending Actions. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, as of the Effective Date there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.
9.1.3    Service Contracts and License Agreements. To Seller's knowledge, there are no Service Contracts and License Agreements now in force between Seller and any other party with respect to or affecting the Property, except for the Service Contracts and License Agreements set forth on Exhibit I attached hereto and made a part hereof. Seller has delivered or made available to Purchaser correct and complete copies of all of the Service Contracts and License Agreements and all amendments thereto set forth on Exhibit I.
9.1.4    Notices from Governmental Authorities. To Seller's knowledge, as of the Effective Date Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.
9.1.5    Leases. There are no leases, subleases or other rental or occupancy contracts (oral or written) with respect to or affecting the Property other than the Leases set forth on the rent roll attached hereto as Exhibit J and made a part hereof (the “Rent Roll”).

9.1.6    Environmental Matters. Except as set forth in the Property Information, Seller has not been notified by any governmental authority of any noncompliance or violation of Environmental Laws (hereinafter defined) related to the Property or the presence or release of Hazardous Materials (as hereinafter defined) on or from the Property except as disclosed in any environmental reports in Seller’s possession which have been delivered to Purchaser as a part of the Property Information. The term “Environmental Laws” shall include, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. §  1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. § 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. §4321 et seq.; the Noise Control Act, 42 U.S.C. § 4901 et seq., the Occupational Safety and Health Act, 29 U.S.C. §  651 et seq.; the Resource Conservation and Recovery Act (“RCRA”) 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste amendments of 1984; the Safe Drinking Water Act, 42 U.S.C §  300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §  9601 et seq.; as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; and the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; all as may be amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. The term “Environmental Laws” shall also include all state, regional, county, municipal and other local laws, regulations, and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.
9.1.7    Tangible Personal Property. The Tangible Personal Property is free and clear of any liens, charges and encumbrances benefiting persons or entities claiming by, through or under Seller, other than liens, charges and encumbrances to be canceled at or prior to Closing.
9.1.8    Prohibited Persons. Neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a “Prohibited Person”). Seller covenants and agrees that neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.
9.2Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1    Organization and Authority. Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Delaware and will be qualified to do business in the state in which the Real Property is located at Closing (and any assignee of Purchaser pursuant to Section 12.1 has been duly organized and is validly existing as the type of entity stated in its signature block and is in good standing in its state of organization and will be qualified to do business in the state in which the Real Property is located at Closing). Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.
9.2.2    Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's actual knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.
9.2.3    Prohibited Persons. Neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a “Prohibited Person”). Purchaser covenants and agrees that neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.
The foregoing representations shall be automatically remade by any assignee of this Agreement pursuant to Section 12.1.
9.3Survival of Representations and Warranties; Limitation of Liability. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months (the "Survival Period"). Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of James E. Lippert who is the manager of a constituent entity in Seller, and Whitney A. Greaves, COO of the property manager of the Property, without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of James E. Lippert or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.00 per Property. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Purchaser agrees that the aggregate maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to Purchaser's actual damages incurred as a direct result of Seller's breach of any or all representations or warranties under this Agreement, up to, but not to exceed, $450,000.00 per Property. In no event shall Seller be liable to Purchaser for incidental, consequential, or punitive damages as a result of the breach of any or all representations or warranties set forth in this Agreement. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.
ARTICLE 10- Default and Remedies
10.1Seller's Remedies. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, Seller shall be entitled, as its sole remedy (except as provided in Sections 4.11, 8.5, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property. In all other events Seller’s remedies shall be limited to those described in this Section 10.1 and Sections 4.11, 8.5, 10.3 and 10.4 hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement that expressly survives Closing.
10.2Purchaser's Remedies. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller written notice of such election, in which event the Earnest Money less the Non-Refundable Amount shall be returned to Purchaser by Escrow Agent and Seller shall reimburse Buyer for its actual out-of-pocket third party costs and expenses incurred in connection with the transaction described in this Agreement, including, without limitation, expenses paid (A) to Purchaser’s attorneys in connection with the negotiation of this Agreement and matters related thereof, (B) to any prospective lender as an application or commitment fee, rate lock or other non-refundable fee, and (C) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement up to but not exceeding $3,000,000.00, (ii) bring a suit for specific performance or (iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this

Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within three (3) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, MEMBERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.
10.3Attorneys' Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.
10.4Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.
ARTICLE 11 - Disclaimers, Release and Indemnity
11.1Disclaimers By Seller. Except as expressly set forth in this Agreement, it is understood and agreed that no Seller has at any time made and is not now making, and it specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title; (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

11.2Sale "As Is, Where Is." Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the property manager of the Property, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations.
Purchaser's Initials____________
11.3Seller Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility, obligations, claims, demands and liability, whatsoever regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property, and further including, but not limited to liabilities under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA")). Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Notwithstanding the foregoing, the releases and waivers in this Section 11.3 shall not apply to any indemnities, covenants or obligations of Seller which expressly survive either the termination of this Agreement or Closing, for which Purchaser shall be entitled to all rights and remedies available at law or in equity or otherwise as set forth in this Agreement.
11.4"Hazardous Materials" Defined. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.
11.5Survival. The terms and conditions of this Article 11 shall expressly survive the Closing and not merge with the provisions of any closing documents.
Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.
ARTICLE 12 - Miscellaneous
12.1Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement only upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the Inspection Period shall be deemed to have ended; (iv) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) business days prior to Closing. No such assignment shall relieve Purchaser of any of its obligations under this Agreement. Upon any such assignment and/or conveyance of the Property or any portion thereof to the assignee of Purchaser, all disclaimers, waivers, releases, indemnities and other protections afforded Seller by the terms of this Agreement, including, without limitation, those set forth in Article 4 and Article 11, and all covenants, representations, warranties and obligations of Purchaser hereunder, shall apply to and be binding on Purchaser and said assignee.
12.2Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.
12.3Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this

Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.
12.4Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.
12.5Survival. The provisions of this Agreement that expressly contemplate performance after the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.
12.6Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
12.7Time. Time is of the essence in the performance of this Agreement.
12.8Confidentiality. Purchaser and Seller, for the benefit of each other, hereby agree that between the Effective Date and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Contract, subject to the terms of this Section 12.8, with any of its attorneys, accountants, potential investors, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with any laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. Notwithstanding the foregoing, Purchaser shall have the right to release a press notice containing only such information as Purchaser is required to include in its filing of Form 8-K with the Securities and Exchange Commission reporting the entry of a “Material Definitive Agreement” immediately following the full execution of this Agreement by the parties.
12.9Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, (iv) by facsimile, evidenced by confirmed receipt, or (v) by electronic mail message with a pdf copy of the signed notice, provided that any such email notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or email notice) on the next succeeding business day. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. (Central Time) and 5:00 p.m. (Central Time) of any business day with delivery made after such hours to be deemed received the following business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

12.10Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction – to the effect that any ambiguities are to be resolved against the drafting party – shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
12.11Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. (Central Time).
12.12Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or e-mail transmission counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile and e-mail transmission.
12.13No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.
12.14Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.
12.15Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
12.16ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.
12.17No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

12.18Audited Financial Statements. Seller hereby agrees to reasonably cooperate (at no third party cost to Seller) with Purchaser during the term of this Agreement in the preparation by Purchaser and its advisors, at Purchaser’s sole cost and expense, of audited financial statements of the Property for the most recent completed fiscal year of Seller and the current fiscal year-to-date that comply with Form 8-K filing requirements and Rule 3-14 of Regulation S-X, both as promulgated by the United States Securities and Exchange Commission, including current and historical operating statements and information regarding the Property for Seller’s period of ownership.
12.19Property Maintenance and Repair Escrow. Purchaser has determined during its inspection of the Property that there are certain repair and maintenance items that, in Purchaser’s judgment, will need to be completed at the Property at a total estimated cost of $500,000.00 (the “Repair and Maintenance Work”). A categorical list of the items that comprise the Repair and Maintenance Work is attached hereto as Exhibit L and made a part hereof. Purchaser’s desire is to have the Repair and Maintenance Work completed prior to Closing, and has requested Seller’s assistance in doing so. Seller has agreed to perform the Repair and Maintenance Work on the following conditions:
12.19.1    Purchaser shall prepay a portion of the Purchase Price in the amount of $500,000.00 (the “Repair Escrow Funds”) into an escrow with Escrow Agent to be held in a non-interest bearing account in a bank or savings and loan association whose deposits are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation (the “Repair Escrow Account”), and thereafter will be disbursed by Escrow Agent in accordance with this Section 12.19. The Repair Escrow Funds in the Repair Escrow Account shall at all times be held by or under the control of Escrow Agent to fund the cost of the Repair and Maintenance Work.
12.19.2    Once Repair Escrow Account is funded, Purchaser shall provide Seller with a scope of work for each of the items listed on Exhibit L in such sufficient detail as to allow Seller to obtain a proposal from Seller or one or more contractors reasonably acceptable to Seller and Purchaser (“Contractors”) for the Repair and Maintenance Work. An Affiliate of Seller, CRES MANAGEMENT, LLC, shall oversee the performance of the Repair and Maintenance Work and be entitled to be paid a construction management fee of 6% of the cost of the Repair and Maintenance Work.
12.19.3    Provided that there are sufficient funds in the Repair Escrow Account, Seller shall proceed to enter into contracts (the “Repair Work Contracts”) reasonably acceptable to Seller and Purchaser for the Repair and Maintenance Work and shall cause the Contractors to perform the Repair and Maintenance Work in accordance with the Repair Work Contracts and all applicable federal, state and local laws, rules, ordinances and regulations. Upon completion of any such work under a Repair Work Contract, Seller shall complete and present to Escrow Agent, with a copy to Purchaser, a draw request seeking payment of amounts due under the Repair Work Contract, together with (i) copies of invoices, bills or statements documenting the amounts due under the Repair Work Contract, and (ii) lien waivers and affidavits signed and delivered by the Contractor sufficient under applicable state law to waive the lien rights, if any, of the Contractor against the Property upon which the Contractor performed its work.
12.19.4    All costs associated with the Repair and Maintenance Work and the Repair Work Contracts shall be the sole responsibility of the Purchaser. Performance of the Repair and Maintenance Work shall not extend Closing or be a condition to Closing. Additionally, Purchaser shall reimburse Seller the increased cost of the Broker’s commission in the amount of $5,000.00 at Closing.

12.19.5    In the event Purchaser and Seller cannot agree on the scope of the Repair and Maintenance Work or the Contractors or the Repair Work Contracts, such work shall not be undertaken and Seller shall have no obligation to perform such work.
12.19.6    Any Repair Escrow Funds remaining in the Repair Escrow Account after all contracted work has been fully paid (the “Remaining Repair Escrow Funds”) shall be applied as a credit to the Purchase Price due at Closing.
12.19.7    If Purchaser elects to terminate this Agreement pursuant to rights granted under this Agreement, including, without limitation, Section 10. 2 hereof, and upon such termination, is entitled to have the Earnest Money, less the Non-Refundable Amount, refunded by Escrow Agent, Escrow Agent shall pay to Purchaser concurrently with such refund any Remaining Repair Escrow Funds at the time of Purchaser’s termination. If Purchaser elects to terminate this Agreement and is not entitled to have the Earnest Money, less the Non-Refundable Amount, refunded by the Escrow Agent, Escrow Agent shall pay to Seller any Remaining Repair Escrow Funds along with the Earnest Money, less the Non-Refundable Amount.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO AGREEMENT OF
PURCHASE AND SALE
BY AND BETWEEN
SANDSTONE OVERLAND PARK, LLC
AND

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.
SELLER:
Sandstone Overland Park, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company
its Manager

By: /s/ James E. Lippert
James E. Lippert, Manager

Date executed by Seller:
July 25, 2014

SIGNATURE PAGE TO AGREEMENT OF
PURCHASE AND SALE
BY AND BETWEEN
ESTANCIA DALLAS, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.
SELLER:
Estancia Dallas, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company
its Manager

By: /s/ James E. Lippert
James E. Lippert, Manager

Date executed by Seller:
July 25, 2014

SIGNATURE PAGE TO AGREEMENT OF
PURCHASE AND SALE
BY AND BETWEEN
STONERIDGE NASHVILLE, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.
SELLER:
Stoneridge Nashville, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company
its Manager

By: /s/ James E. Lippert
James E. Lippert, Manager

Date executed by Seller:
July 25, 2014

SIGNATURE PAGE TO AGREEMENT OF
PURCHASE AND SALE
BY AND BETWEEN
VINEYARDS HOUSTON, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.
SELLER:
Vineyards Houston, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company
its Manager

By: /s/ James E. Lippert
James E. Lippert, Manager

Date executed by Seller:
July 25, 2014

PURCHASER:

Preferred Apartment Communities Operating Partnership, L.P.,
a Delaware limited partnership

By:    Preferred Apartment Advisors, LLC,
a Delaware limited liability company, its agent

By: /s/ Daniel M. DuPree
Daniel M. DuPree
Chief Investment Officer

Date executed by Seller:

July 25, 2014

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

TERRA NOVA TITLE & SETTLEMENT SERVICES

Date executed by Escrow Agent:        By:
Name:
Title:

LIST OF EXHIBITS
A    -    Legal Description of Real Property
B    -    Property Information
C    -    RESERVED
D        Bill of Sale, Assignment and Assumption of Leases and Contracts
E    -    Seller’s Certificate
F    -    Revised Rent Roll
G    -    ERISA Letter
H    -    Notice to Tenants
I    -    Service Contracts and License Agreements
J    -    Rent Roll
K    -    Excluded Property
L    -    Property Maintenance and Repair Work
M    -    Owner's Affidavit

EXHIBIT A

LEGAL DESCRIPTION

[On File with Company]

EXHIBIT B

LIST OF PROPERTY INFORMATION

Preferred Residential Management, LLC

DUE DILIGENCE

Information Requirements

The Preferred Residential Management, LLC due diligence process involves multiple teams of professionals that may visit the property at different times. Each group has specific areas of focus that may require access to different reports. To help facilitate this process, we have developed the comprehensive checklist below.

The following documents should be available for review or copy to the extent in Seller’s possession and that such items currently exist:

Rec’d Current Rent Roll (hard copy and email in excel,
________     Site Plan of property
________     List of last 20 Leases (Please Include: Unit / Unit Type / Market Rent, Concessions,
Net Rent and other pertinent information) (Or accessible during site visit)
________     Current Detail Unit Status Report (status of Vacant/On-Notice units)
________     Current Detailed Unit Mix
________     Copy of Current Lease and Addenda (blank copies)
________     Current Security Deposit Report
________     Current Concessions Report
________     Current Delinquency Report
________     Listing of any Down Units
________     Listing of Non-revenue units (model, employee, C.O.)
________     Listing of Amount of employee concessions
________     List of any charges and fees (application, redecoration, late, water, sewer, trash, etc)
________     Summary of Service Requests by month for the last twelve months
________     Leasing Brochure with Floor Plans
________     Original resident leases (& correspondence files)
________     Maintenance Requests and work order logs
________     Construction plans (site plan) for engineering review (Architectural, Structural, Civil,
MEP, Landscaping, Specs, Warranty manuals, Close-out documents, Soils Report,)
________    Licenses and Permits (including but not limited to - pool permits, fire hydrant inspections, etc.)
________     Certificates of Occupancy
________     Fire Inspection Reports
________     Vendor Inspections (Termite / Fitness / Gates / Submeter / Security systems / Landscape
– check irrigation)
________     Compensation package information and time on property for existing staff
________     Termite Bond Letter
________     Personal Property Inventory
________     Copies of Utility Bills (12 months)
________     Insurance loss runs for the past five years

________     Copy of the Delinquency Report and/or Aged Receivable Report (as of the last calendar year and end of the last calendar month)
________     Copy of the Aged Accounts Payable Schedule (as of the end of the last calendar year and the end of the last calendar month)
________     Present year Notice of Proposed Property Taxes and whether the proposed assessment is being appealed
________     Service Agreements/Contracts (Landscape, Refuse, Pest Control, Postage, Credit Check,
Communication System, Security, Advertising, Answering Service, Uniforms, Pool, etc.)
________     Income Statements for Seller’s period of ownership
________     Copies of Bank Statements and Bank Reconciliations for the last 12 months
________     Warranties still in effect

EXHIBIT C

RESERVED

EXHIBIT D
BILL OF SALE, ASSIGNMENT AND ASSUMPTION
THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the _____ day of __________________, 20___, by and between Sandstone Overland Park, LLC, a Delaware limited liability company ("Assignor"), and _________________________, a Delaware limited liability company ("Assignee").
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor and Assignee hereby agree as follows:
1.    Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
a.    All right, title and interest of Assignor in and to all tangible personal property ("Personalty") set forth in the inventory on Exhibit A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Johnson, State of Kansas, as more particularly described in Exhibit B attached hereto and made a part hereof ("Real Property"), but excluding tangible personal property owned or leased by Assignor's property manager or the tenants of the Real Property under the Tenant Leases (as defined below).
b.    All right, title and interest of Assignor in and to those certain leases described on Exhibit C attached hereto and made a part hereof (the "Tenant Leases"), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.
c.    To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the "Contracts").
d.    All right, title and interest of Assignor in and to those agreements set forth on Exhibit E attached hereto and made a part hereof (the "License Agreements").
e. All right, title and interest of Assignor in and to the Intangible Personal Property as defined in the Purchase Agreement ( the " Intangible Personal Property").
The foregoing notwithstanding, Assignor does not sell, transfer, assign or convey any rights expressly reserved to Assignor in the Purchase Agreement (defined below) including, without limitation, any rights to pursue delinquent rents under Article 8 of the Purchase Agreement, or any rights or claims against prior tenants, prior licensees or other third parties.

2.    This Bill of Sale, Assignment and Assumption is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of ____________________, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Real Property, the Tenant Leases, the Contracts, the License Agreements and the Intangible Personal Property.
3.    As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE KANSAS UNIFORM COMMERCIAL CODE.
4.    Assignee hereby accepts the assignment of the Personalty, the Tenant Leases, the Contracts, the License Agreements and the Intangible Personal Property and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.
5.    Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including reasonable attorneys’ fees actually incurred) arising out of or relating to Assignee’s failure to perform any of the obligations of Assignee under the Tenant Leases, Contracts, License Agreements or Intangible Personal Property arising from and accruing on or after the date hereof.
6.    Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including reasonable attorneys’ fees actually incurred) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts, License Agreements or intangible Personal Property, to the extent accruing prior to the date hereof, except to the extent such cost, liability, damage or expense is the responsibility of Assignee as provided above.
7.    This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

ASSIGNOR:

Sandstone Overland Park, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company
its Managing Member

By: __________________________
James E. Lippert
Manager

ASSIGNEE:

____________________________________,
a __________________________________

By:    _______________________________
Name: ______________________________
Title: _______________________________

THE STATE OF __________    §
§
COUNTY OF ____________    §

BEFORE ME, the undersigned, notary public in and for the State of __________, on this day personally appeared James E Lippert, the Manager of JTL 4 Pack, LLC, a Delaware limited liability company, the Managing Member of the Sole Member of Assignor, and, being known to me as the person whose name is subscribed to the foregoing instrument, acknowledged to me that such person executed the same for the purposes and consideration therein expressed and on behalf of said company and Assignor.

Given under my hand and seal of office this _____ day of ____________, 20___.

Notary Public in and for the State of __________
Notary's Name Printed:

My Commission Expires:

THE STATE OF __________    §
§
COUNTY OF _____________    §

BEFORE ME, the undersigned, notary public in and for the State of __________, on this day personally appeared _________________________, the ____________________ of _________________________, a ____________________, and, being known to me as the person whose name is subscribed to the foregoing instrument, acknowledged to me that such person executed the same for the purposes and consideration therein expressed and on behalf of said limited liability company.

Given under my hand and seal of office this _____ day of ____________, 20___.

Notary Public in and for the State of
Notary's Name Printed:

My Commission Expires:

Exhibit A    Personalty
Exhibit B    Real Property
Exhibit C    Tenant Leases
Exhibit D    Contracts
Exhibit E    License Agreements
Exhibit F    Seller’s Certificate
Exhibit G    Owner’s Affidavit

EXHIBIT E

SELLER’S CERTIFICATE

Certification Of Representations And Warranties Of Seller
This Certification of Representations and Warranties of Seller (this "Certification"), is made as of the _____ day of ____________, 2014, by _________________, a ________________________ (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller entered into that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of ____________________, with _____________________ ("Purchaser"), with respect to the sale and purchase of certain property located at in the County of Johnson, State of Kansas, as more particularly described in the Purchase Agreement;

WHEREAS, in accordance with the terms of the Purchase Agreement, Seller is required to reaffirm and certify certain representations and warranties made in the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the purchase price paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller hereby certifies that the representations and warranties made by Seller in Section 9.1 of the Purchase Agreement, or any other document or instrument delivered to Purchaser or its representatives, are correct and complete, in all material respects, and so remain correct and complete, in all material respects, as of the date hereof.

IN WITNESS WHEREOF, Seller has executed this Certification under seal, the day and year first above written.
[SIGNATURE ON FOLLOWING PAGE]

SELLER:
Sandstone Overland Park, LLC,
a Delaware limited liability company

By: JTL AREP Investments I, LLC,
                            a Delaware limited liability company
its sole member

                            By: JTL 4 Pack, LLC,
                            a Delaware limited liability company,
its Managing Member

                            By: __________________________
                                James E. Lippert
Manager

EXHIBIT F

REVISED RENT ROLL

Certification Of Rent Roll

This Certification of Rent Roll (this "Certification"), is made as of the _____ day of ____________, 2014, by _________________, a ________________________ (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller entered into that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of ____________________, with ________________, with respect to the sale and purchase of certain property located in the County of Johnson, State of Kansas, as more particularly described in the Purchase Agreement (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement); and

WHEREAS, in accordance with the terms of the Purchase Agreement, Seller is required to deliver at Closing a certified rent roll for the Property current as of the business day immediately prior to the Closing Date and stating the amount of all of the Tenant Deposits held by Seller under each Lease (the “Revised Rent Roll”).

NOW, THEREFORE, for and in consideration of the purchase price paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller hereby certifies that the Revised Rent Roll is correct and complete, in all material respects, as of the date hereof.

IN WITNESS WHEREOF, Seller has executed this Certification under seal, the day and year first above written.

SELLER:

Sandstone Overland Park, LLC,
a Delaware limited liability company

By: JTL AREP Investments I, LLC,
                            a Delaware limited liability company
its sole member

                            By: JTL 4 Pack, LLC,
                            a Delaware limited liability company,
its Managing Member

                            By: __________________________
                                James E. Lippert
                        Manager

EXHIBIT G

ERISA LETTER

____________________, 20___

Sandstone Overland Park, LLC
9201 Ward Parkway, Suite 200
Kansas City, Missouri 64114

Re:    Acquisition of [**Project Name**] in [**City, State**]

Ladies and Gentlemen:

The undersigned represents to you that the undersigned, or any affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of _____ _______________________ in the above-described property (the "Property") are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I, Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain Agreement of Purchase and Sale dated __________________, 20___, with respect to the Property by and between _____ Real Estate Limited Partnership, as Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

Very truly yours,

____________________________________,
a __________________________________

By:    _______________________________
Name: ______________________________
Title: _______________________________

EXHIBIT H

NOTICE TO TENANTS

, 20___

Dear Tenant:

You are hereby notified that ___________________, a Delaware limited liability company ("Seller"), the current owner of [**Project Name**] in [**City, State**] (the "Property"), and the current owner of the landlord's interest in your lease in the Property, has sold the Property to _________________________, a ____________________ ("New Owner"), whose address is ______________________________, as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under your lease (including any obligations set forth in your lease to repay or account for any security deposits thereunder) from and after such date.

Accordingly, (a) all of your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations to repay or account for any security deposits hereunder, shall be the binding obligation of New Owner and its successors and assigns. As of the date hereof, our records show the amount of your security deposit is $____________.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

Very truly yours,

SELLER:

Sandstone Overland Park, LLC,
a Delaware limited liability company

By:    JTL AREP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    JTL 4 Pack, LLC,
a Delaware limited liability company

By: __________________________
James E. Lippert
Manager

NEW OWNER:

____________________________________,
a __________________________________

By:    _______________________________
Name: ______________________________
Title: _______________________________

EXHIBIT I

SERVICE CONTRACTS AND LICENSE AGREEMENTS

[On File with Company]

EXHIBIT J

RENT ROLL

[On File with Company]

EXHIBIT K

EXCLUDED PROPERTY

For all properties the following intangible property shall be excluded:

Bank accounts, certificates of deposit, securities, bonds, cash and cash equivalents, and accounts receivable maintained by Seller in connection with the Property (excluding Tenant Deposits).

The following property for each location shall be further excluded:

Estancia at Vista Ridge:

None

Sandstone Creek:

Contents of unit #4309
Four - Wheeler ATV
Sheet Rock Jack
HEPA Vacuum Cleaner

Stoneridge Farms:

None

Vineyards:

None

EXHIBIT L

PROPERTY MAINTENANCE AND REPAIR WORK

1.    Tree/shrub removal/trimming

2.    Emergency light replacement (non -working)

3.	Sprinkler replacement (painted heads or non-working) and smoke detector replacement (non-working or too old per building code)

4.    Termite treatment

5.    Dryer Vent Cleaning

6.    Pressure Washing

7.    Hot water heater repair/missing parts

8.    Sidewalk repair (trip hazards)

9.    Roof Repairs

10.    Siding and trim repair/replacement

EXHIBIT M

OWNER’S AFFIDAVIT

[On File with Company]